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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Solar Energy Research Corp. for the registration of 1,334,450 shares of its Common Stock and to the incorporation by reference therein of our report dated January 22, 1996 with respect to the consolidated financial statements of Solar Energy Research Corp. which was filed with its S-4 Registration Statement (File No. 333-4037) with the Commission on May 17, 1996.


                                  /s/ Cordovano and Company, P.C.
                                -----------------------------------
                                    CORDOVANO AND COMPANY, P.C.
                                   CERTIFIED PUBLIC ACCOUNTANTS


Denver, Colorado
September 4, 1996